As filed with the Securities and Exchange Commission on
                    November 2, 2000
         Registration No. 333-
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           SECURITIES AND EXCHANGE COMMISSION
                 WASHINGTON, DC 20549
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                       FORM S-8
              REGISTRATION STATEMENT UNDER
              THE SECURITIES ACT OF 1933
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              PANGEA PETROLEUM CORPORATION
    (Exact name of issuer as specified in its charter)
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
          Colorado                                            76-0635938
          (State or other jurisdiction of          (I.R.S. Employer Identification No.)
           incorporation or organization)
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          6776 Southwest Freeway, Suite 620                     77074
                  Houston, Texas
          (Address of Principal Executive Offices)            (Zip Code)
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                      Consulting
             Shares Issued For Services
               (Full title of the Plan)
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               Charles B. Pollock, CEO
             Pangea Petroleum Corporation
           6776 Southwest Freeway, Suite 620
                 Houston, Texas 77074
       (Name and address of agent for service)
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                     (832) 242-3381
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                      copies to:
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            Richard I. Anslow & Associates
               4400 Route 9, 2nd Floor
                 Freehold, NJ 07728
                   (732) 409-1212
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Approximate date of commencement of proposed sale to the
public: Upon the effective date of this Registration
Statement.
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                           CALCULATION OF REGISTRATION FEE
                                           Proposed          Proposed
Title of                                   maximum           maximum
securities            Amount               Offering          aggregate     Amount of
to be                 to be                price per         offering      registration
registered            registered           share(1)(2)       price         fee (1)
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Common Stock,         50,000 (3)           $1.09             $54,500       $14.39
$.001 par value
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(1)     The fee with respect to these shares has been
calculated pursuant to Rules 457(h) and 457(c) under the
Securities Act of 1933 and based upon the average of the
last price per share of the Registrant's Common Stock on
November 1, 2000, a date within five (5) days prior to the
date of filing of this Registration Statement, as reported
by the OTC Electronic Bulletin Board.
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(2)     Estimated solely for the purpose of calculating the
registration fee.
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(3)     This Registration Statement shall also cover any
additional shares of Common Stock which become issuable
pursuant to this Registration Statement by reason of any
stock dividend, stock split, recapitalization or any other
similar transaction effected without the receipt of
consideration which results in an increase in the number of
the Registrant's outstanding shares of Common Stock.
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Documents Incorporated by Reference        X Yes     No
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PART II
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Item 3. Incorporation of Documents by Reference.
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The following documents are incorporated by reference in
this Registration Statement and made a part hereof:
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(a)    The Company's Form 8-K12g3 for Current Reports (and
all amendments thereto) and all Exhibits thereto filed
pursuant to Section 12(g) of the Exchange Act of 1934, as
amended (the "1934 Act") (File No. 000-30503);
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(b)   The Company's Quarterly Report on Form 10-QSB for the
quarter ended June 30, 2000 filed pursuant to Section 15(d)
of the 1934 Act.
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(c)   All other documents filed by the Company after the
date of this Registration Statement under Section 13(a),
13(c), 14 and 15(d) of the 1934 Act, after the date hereof
and prior to the filing of a post-effective amendment to the
Registration Statement which indicates that all securities
offered have been sold or which de-registers all securities
then remaining in the Registration Statement and to be part
thereof from the date of filing of such documents.
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Item 4. Description of Securities.
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Not Applicable.
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Item 5. Interest of Named Experts and Counsel.
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None.
Item 6. Indemnification of Directors and Officers.
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The Certificate of Incorporation and By-laws of the Company provide that the Company shall indemnify to the fullest
permitted by Colorado law any person whom it may indemnify
thereunder, including directors, officers, employees and
agents of the Company.  Such indemnification (other than as
ordered by a court) shall be made by the Company only upon a determination that indemnification is proper in the
circumstances because the individual met the applicable
standard of conduct i.e., such person acted in good faith
and in a manner he reasonably believed to be in or not
opposed to the best interest of the Company. Advances for
such indemnification may be made pending such determination.
Such determination shall be made by a majority vote of a
quorum consisting of disinterested directors, or by
independent legal counsel or by the stockholders. In
addition, the Certificate of Incorporation provides for the
elimination, to the extent permitted by Colorado law, of
personal liability of directors to the Company and its
stockholders for monetary damages for breach of fiduciary
duty as directors.
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Insofar as indemnification for liabilities arising under the
Securities Act of 1933, as amended (the "1933 Act") may be
permitted to directors, officers and controlling persons of
the Company pursuant to the foregoing provisions, or
otherwise, the Company has been advised that in the opinion
of the Securities and Exchange Commission such
indemnification is against public policy as expressed in the
Securities Act and is, therefore, unenforceable. In the
event that a claim for indemnification against such
liabilities (other than the payment by the Company of
expenses incurred or paid by a director, officer or
controlling person of the Company in the successful defense
of any action, suit or proceeding) is asserted by such
director, officer or controlling person in connection with
the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by
controlling precedent, submit to a court of appropriate
jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities
Act and will be governed by the final adjudication of such
issue.
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Item 7. Exemption From Registration Claimed.
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Not Applicable.
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Item 8. Exhibits.
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
Number       Description
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4.1          Consulting Agreement between Billy D. King, Jr.
             and the Company.
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5.1          Consent and Opinion of Richard I. Anslow &
             Associates.
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23.1         Consent of James J. Taylor, CPA
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23.1         Consent of R. E. Bassie, CPA
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Item 9. Undertakings.
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The undersigned registrant hereby undertakes:
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(1)     To file, during any period in which offers or sales
are being made, a post-effective amendment to this
Registration Statement:
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(a)     To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933.
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(b)     To reflect in the prospectus any facts or events
arising after the effective date of the Registration
Statement (or the most recent post-effective amendment
thereof) which, individually or in the aggregate, represent
a fundamental change in the information set forth in the
Registration Statement; and
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(c)     To include any material information with respect to
the plan of distribution not previously disclosed in the
Registration Statement or any material change to such
information in the Registration Statement.
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Provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the Registration Statement is on Form S-3 or Form
S-8 and the information required to be included in a post-
effective amendment by this paragraph is contained in
periodic reports filed by the Registrant pursuant to Section
13 or Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.
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(2)     That, for the purpose of determining any liability
under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such
securities at that time shall be deemed to be the initial
bona fide offering thereof.
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(3)     To remove from registration by means of a post-effective
amendment any of the securities being registered
which remain unsold at the termination of the offering.
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(4)   That, for purposes of determining any liability under
the 1933 Act, each filing of the Registrant's annual report
pursuant to Section 13(a) or Section 15(d) of the 1934 Act
(and, where applicable, each filing of an employee benefit
plan's annual report pursuant to Section 15(d) of the 1934
Act) that is incorporated by reference in the Registration
Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the
initial bona fide offering thereof.
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(5)     To deliver or cause to be delivered with the
prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is
incorporated by reference in the prospectus and furnished
pursuant to and meeting the requirements of Rule 14a-3 or
Rule 14c-3 under the 1934 Act; and, where interim financial
information required to be presented by Item 310(b) of
Registration S-B is not set forth in the prospectus, to
deliver, or cause to be delivered, to each person to whom
the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the
prospectus to provide such interim financial information.
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(6)     To deliver or cause to be delivered with the
prospectus to each employee to whom the prospectus is sent
or given, a copy of the Registrant's annual report to
stockholders for its last fiscal year, unless such employee
otherwise has received a copy of such report, in which case
the registration shall state in the prospectus that it will
promptly furnish, without charge, a copy of such report on
written request of the employee.  If the last fiscal year of the Registrant has ended within 120 days prior to the use of the prospectus, the annual report of the Registrant for the
preceding fiscal year may be so delivered, but within such
120-day period the annual report for the last fiscal year
will be furnished to each such employee.
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(7)     To transmit or cause to be transmitted to all
employees participating in the Plans who do not otherwise
receive such material as stockholders of the Registrant, at
the time and in the manner such material is sent to its
stockholders, copies of all reports, proxy statements and
other communications distributed to its stockholders
generally.
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                      SIGNATURES
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Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to
believe that it meets all of the requirements for filing on
Form S-8 and has duly caused this registration statement to
be signed on its behalf by the undersigned, there unto duly
authorized, in the City of Houston, State of Texas, on
November 2, 2000.
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                 PANGEA PETROLEUM CORPORATION
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                 BY: /s/ Charles B. Pollock
                     -----------------------------
                         Charles B. Pollock
                         Chairman and Chief Executive
                         Officer
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Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the
following persons on behalf of the Registrant and in the
capacities and on the dates indicated.
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
Signatures                                                Date
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/s/ Charles B. Pollock                               November 2, 2000
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Charles B. Pollock
Chairman and Chief Executive Officer
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/s/ David H. Lennox                                  November 2, 2000
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David H. Lennox
President and Director
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/s/ Karen L. Cloud                                    November 2, 2000
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Karen L. Cloud
Secretary
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